EXHIBIT 10.89
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                   FINANCIAL ADVISORY AND CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is made and entered into this 5th day of July, 2007 between Performance Health Technologies, Inc., 427 River View Plaza, Trenton, NJ 08611 (the "Company"), and Dawson James Securities, Inc., a Florida Corporation, 925 S. Federal Highway, 6th Floor, Boca Raton, FL 33432 (the "Consultant").

     In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration (the receipt of which is hereby acknowledged) the parties hereto mutually agree and intend to be legally bound to the terms of this Agreement as follows:

     1. PURPOSE. The Company hereby retains the Consultant during the term specified to render consulting advice to the Company relating to financial advisory services as set forth in Section 3 below, investment banking and merger/acquisition matters, upon the terms and conditions as set forth herein.

     2. TERMS AND CONSIDERATION.

          (a) The term of this Agreement shall be for a period of twelve months
(12) months commencing from the Effective Date of this Agreement (the "Engagement Period"), unless extended by mutual written agreement of the Company and the Consultant. The Company shall pay Consultant $100,000 and 250,000 5 year warrants (exercisable at $0.50) upon engagement. All warrants issued hereunder will contain provisions for cashless exercise in favor of the Consultant.

          (b) Success Fee. (i) In the event any transaction, other than an Exchange Transaction (as defined below) unless the parties agree otherwise or a Business Combination (as defined below), but including any debt, equity or other financing arrangement, is consummated in whole or part during the Term with an Investor introduced hereunder to the Company by Consultant (a "Transaction"), the Company shall compensate Consultant as follows in addition to any compensation under Section 2(a).

          In the event of a Transaction consummated by the Company and/or its affiliates, the Company shall pay Consultant a fee upon the closing of such Transaction, equal to 5% of the Consideration (as defined below) paid by such Investor.

          (ii) In the event a Business Combination (as defined below) is consummated in whole or in part during the Term with an Investor introduced hereunder to the Company by Consultant, the Company shall compensate Consultant as follows in addition to any compensation under Section 2(a).

          In the event of the sale or merger of the Company and/or its affiliates, including a subsidiary of the Company, or in the event of the sale of significant assets of the Company and/or its affiliates (each, a "Business Combination"), the Company shall pay Consultant a fee upon the closing of such transaction, equal to 5% of the Consideration (as defined below).

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          (c) For purposes of this Agreement, "Exchange Transaction" shall mean a debt, equity or other financing or the exchange or conversion of any securities, a warrant exercise, option exercise, or transaction similar to the foregoing.

          (d) For purposes of this Agreement, "Consideration" shall mean the value of all cash, securities and other property or other assets paid, payable or received, including debt, liabilities and obligations which are assumed, in connection with any transaction, including, without limitation: (i) any distributions made to the Company or its shareholders in anticipation of the closing; (ii) any employment or other contract enhancements or non-competition payments (other than ordinary and customary compensation in connection with bona fide employment agreements); (iii) any payments in connection with any separate but related transaction or transactions affecting another business entity or any of its assets or securities (eg., purchase or lease of any real estate or other assets); and (iv) any indebtedness for monies borrowed, including payables, pension liabilities and guarantees, which are assumed.

          For purposes of determining Consideration, the value of any securities (whether debt or equity) shall be deemed to be the higher of (i) the vaule of the securities based upon such value as ascribed to and set forth in the documents evidencing such transaction (ii) or the "market value" of such securities. The "market value" of any such securities shall be deemed to be the average of the last reported sales prices of the securities over the twenty (20) consecutive trading days for which sales prices for such security are so reported, ending on the trading day immediately prior to the date the transaction is so consummated, and as such sales prices are reported on the principal exchange on which the security is listed, or as the case may be, any inter-dealer quotation system; provided, however, that if such twenty consecutive trading day period exceeds a forty-five day calendar period, then such average shall be based upon the number of trading days (less than twenty) during which such security is so traded; and provided further, in the event such security is not so traded on at least ten (10) of such trading days or in the event there is no established public market for such security, the fair market value of such security as of the date of the consummation of the transaction thereof shall be determined by mutual agreement of the parties. In the event the parties cannot mutually agree as to such valuation, such valuation shall be determined by an independent appraiser mutually agreed to between the parties. In the event the identity of such independent appraiser cannot be mutually agreed to, then each party shall retain at the Company's sole cost and expense, an independent appraiser, and the average of such appraised value shall be deemed the market value of such security.

          In addition, if any part of the Consideration shall be deferred or contingent upon future earnings or other contingencies, then Consultant shall be entitled to a cash fee on such additional Consideration, and the term Consideration shall include such additional compensation which shall be payable on the basis of the payment when made by the payor. The fee for such Consideration paid or received in the future shall be payable when such Consideration is paid and shall be calculated using the formula set forth in this Section by adding this additional Consideration to all other Consideration previously paid.

          (e) Notwithstanding anything to the contrary herein, all warrants, common stock

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or other securities issuable to the Consultant hereunder shall be due and earned in full as of the date of this Agreement regardless of the issuance date that may otherwise appear on any securities certificate.

     3. FINANCIAL ADVISORY SERVICES OF CONSULTANT. Consultant, based on its review of the Company to date, believes that it may assist the Company by performing the financial advisory services that are listed below and Consultant shall be limited to providing only those such financial advisory services to the Company. In connection with Consultant providing such financial advisory services to the Company, the Company shall provide Consultant with any information reasonably available to the Company that Consultant deems appropriate. The Company hereby acknowledges that Consultant will be using and relying on said information without independent verification and that Consultant assumes no responsibility for the accuracy and completeness of any information provided to it by the Company. In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultant shall not be obligated to spend any specific amount of time performing its duties hereunder.

          (a) Providing Company exposure to the investment community at large through the dissemination of non-confidential information with the prior written approval of the company.

          (b) Assisting in the Company's financial public relations, by participating in discussions with the Company and the financial community with the company's approval.

          (c) Advising the Company about its financial structure and that of its divisions or subsidiaries or any of its projects, as such relate to the public market for the Company's equity securities.

          Should the Company desire Consultant to provide any financial advisory service(s) not listed above, the Company and Consultant shall enter into an additional engagement letter to be executed by the parties hereto at the commencement of the additional financial advisory service(s) to be rendered by Consultant.

          (e) Advising the Company on the public market for Company's securities and the timing and structure of any future public offering or private placement of its equity securities.

     4. COVENANTS OF THE COMPANY.

          (a) The Company agrees that for a period of twelve months from the date hereof, it shall non-exclusively use the investment banking services of Consultant. Should the Consultant perform any services related to raising equity capital, mezzanine financing or debt on behalf of the Company, the Company will execute the Consultant's standard Selling Agreement related to any such offering, which shall include a commission to Consultant and warrant coverage as is standard for the Consultant, in addition to any other fees as may be set forth herein.

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          (b) If (but without any obligation to do so) at any time during the two (2) year period commencing on the issue date of the Securities, the Company proposes to register any of its securities in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, promptly give the Consultant written notice of such registration. Upon the written request of the Consultant given within twenty (20) days after receipt of such written notice from the Company, the Company shall cause to be registered all of the Registrable Securities that the Consultant has requested to be registered; and provided further, however, that the Registrable Securities shall be subject to restrictions on transfer for forty-five (45) days after the effective date of the subject registration statement. In the event the Registrable Securities are not declared effective by the Securities and Exchange Commission within 60 days of the request by the Consultant to the Company to cause such registration, then in addition to any other rights available to the
Consultant: (x) the Company shall pay to the Consultant an amount in cash, as partial liquidated damages and not as a penalty, equal to $15,000 (which remedy shall not be exclusive of any other remedies available under this Agreement); and (y) on each monthly anniversary thereafter, until the securities are registered, the Company shall pay to the Consultant an amount in cash, as partial liquidated damages and not as a penalty, equal to $15,000 per month.

     5. CONSULTANT'S RELATIONSHIPS WITH OTHERS. The Company acknowledges that the Consultant or its affiliates is in the business of providing financial, investment banking and merger/acquisition services and consulting advice (of all types contemplated by this Agreement) to others.

     6. CONFIDENTIAL INFORMATION. In connection with the rendering of services hereunder, Consultant has been or will be furnished with confidential information concerning the Company including, but not limited to, financial statements and information, cost and expense data, production data, trade secrets, marketing and customer data, and such other information not generally obtained from public or published information or trade sources. Such information shall be deemed "Confidential Material" and, except as specifically provided herein, shall not be disclosed by Consultant without prior written consent of the Company. In the event Consultant is required by applicable law or legal process to disclose any of the Confidential Material, it is agreed that Consultant will deliver to the Company prompt notice of such requirement prior to disclosure of same to permit the Company to seek an appropriate protective order and/or waive compliance of this provision. If, in the absence of a protective order or receipt of written waiver, Consultant is nonetheless, in the written opinion of counsel, compelled to disclose any Confidential Material, Consultant may do so without liability hereunder provided that notice of such prospective disclosure is delivered to the Company prior to actual disclosure. Following the termination of this Agreement and a written request by the Company, Consultant shall deliver to the Company all Confidential Material. This provision shall survive the termination of this Agreement for any reason.

     7. CONSULTANT'S LIABILITY & INDEMNIFICATION OF CONSULTANT BY COMPANY. In the event that the Consultant or any of its officers, directors, partners, employees, agents, representatives

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or stockholders (together, the "Indemnified Parties", and individually, the
"Indemnified Party") becomes involved in any capacity in any claim, action, proceeding or investigation brought by or against any person in connection with any matter referred to herein or relating to the services provided under this Agreement, the Consultant shall provide the Company with written notice thereof as soon as reasonably possible and in any event within thirty (30) days of the Consultant's notification or other knowledge of the same and the Company shall be obligated to: (a) reimburse the Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; and (b) shall be obligated to indemnify the Indemnified Party against any losses, claims, damages, liabilities, alleged damages or alleged liabilities, to which the Indemnified Party may become subject in connection with any matter referred to in this letter, except to the extent that any such legal or other expense, loss, claim, damage, liability, alleged damage or alleged liability results from the recklessness or bad faith of the Consultant in performing the services which are the subject of this letter; provided, however, that the Company shall have the right, at its own expense, to undertake the defense of any such action, claim or demand, utilizing counsel selected by the Consultant; and provided further, that the Company shall have notified the Consultant in writing of its intention to undertake such defense within thirty (30) days of receiving the Consultant's notice required herein. In the absence of recklessness or willful misconduct on the part of Consultant or Consultant's material breach of this Agreement, no Indemnified Party shall be liable to the Company or to any officer, director, control person, affiliate, employee, agent, representative, stockholder or creditor of the Company for any action or omission of Consultant or any of its officers, directors, employees, agents, representatives or stockholders in the course of, or in connection with, rendering or performing any services hereunder.

     8. TERMINATION. This Agreement may be terminated at any time during the Engagement Period by Consultant upon five (5) days prior written notice to the Company, in the event that Consultant becomes aware of (i) any change in the business or operations of the Company which Consultant reasonably believes may adversely affect Consultant's ability to render the services contemplated hereunder, (ii) any material misrepresentation by the Company with respect to the business operations, assets, condition (financial or otherwise), results of operations or prospects of the Company, or (iii) any breach by the Company of its obligations under this Agreement, which remain uncured for a period of fifteen days after written notice of the breach is provided to the Company.

     This Agreement may be terminated by Company only in the event of a material breach by Consultant of its obligations hereunder, which breach remains uncured for a period of fifteen days after written notice of the breach and opportunity to cure is provided to Consultant.

     In the event of termination (i) this Agreement shall become void, without liability on the part of either party or their affiliates, directors, officers or stockholders except as set forth in Section 7(a) above, and (ii) Consultant shall be entitled to expenses it has incurred pursuant to this Agreement up to the date of such termination; and (iii) all provisions contained in section 6 above survive the termination.

     9. EXPENSES. The Company, subject to prior written approval by the Company for any amount in excess of $500, and upon receipt of appropriate supporting documentation, shall reimburse the Consultant and/or any other party retained by the Consultant, for any and all

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reasonable out-of-pocket expenses incurred in connection with services provided to the Company including but not limited to legal, travel, lodging and meals, entertainment, postage, photocopying and long distance telephone expenses. The Company shall reimburse the Consultant within 15 days of receipt of supporting documentation. The Company hereby acknowledges that unless otherwise specifically stated herein, that neither Consultant, nor its directors, employees or agents is responsible for any fees or commissions payable now or in the future to any finder or to any other financial or other advisor utilized or retained by the Company. The Consultant acknowledges that as of the date of this Agreement, the Consultant is not due any funds from the Company.

     10. SALES OR DISTRIBUTIONS OF SECURITIES. If the Consultant assists the Company in the sale or distribution of securities, the Consultant shall receive fees and other forms of compensation as agreed to by the Company and the Consultant. Such public offering or private placement, undertaken by the Consultant on behalf of the Company, shall be subject to an additional agreement to be executed by the parties hereto at such time as is appropriate.

     11. LIMITATION UPON THE USE OF ADVICE AND SERVICES.

          (a) No person or entity, other than the Company or any of its subsidiaries or directors or officers of each of the foregoing, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice to, or encourage or facilitate the use or reliance upon such advice by others without the prior consent of the Consultant.

          (b) Company hereby acknowledges that Consultant, for services rendered under this Agreement, makes no commitment whatsoever to recommend or advise its clients to purchase the securities of the Company. Research reports that may be prepared by Consultant will, when and if prepared, be based solely on the merits, and independent judgment of analysts of the Consultant.

          (c) Company hereby acknowledges that Consultant, for services rendered under this Agreement, makes no commitment whatsoever to make a market in any of the Company's securities on any stock exchange or in any electronic marketplace. Any decision by Consultant to make a market in any of the Company's securities shall be based solely on the independent judgment of Consultant's traders and related supervisory personnel.

          (d) Use of the Consultant's name in annual reports or any other report of the Company or releases by the Company require the prior approval of the Consultant unless the Company is required by law to include Consultant's name in such annual reports, other report or release of the Company, in which event the Company shall furnish to Consultant copies of such annual reports or other reports or releases using Consultant's name in advance of publication by the Company, its affiliates or assigns.

     12. DISCRETION. Nothing contained herein shall require the Company to enter into any transaction presented to it by Consultant, which decision shall be at the Company's sole discretion.

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     13. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     14. MISCELLANEOUS

          (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed if to the Company, addressed to the Company at the address listed in the Preamble or if to the Consultant, addressed to David Weinstein, Dawson James Securities, 925 South Federal Highway, 6th Floor, Boca Raton, FL 33432. Such notice or other communication shall be deemed to be given on the date of receipt.

          (b) If the Consultant shall cease to do business, the provisions hereof relating to duties of the Consultant and compensation by the Company as it applies to the Consultant shall thereupon cease to be in effect.

          (c) This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

          (d) This agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

          (e) This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to its rules regarding conflicts of laws. The parties hereby consent to the exclusive jurisdiction of the state and federal courts located in Palm Beach County, FL for all claims and controversies arising under this agreement.

          (f) There is no relationship of partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

          (g) The Company hereby acknowledges that Consultant is not a fiduciary of the Company and that Consultant makes no representations or warranties regarding Company's ability to secure financing, whether now or in the future.

          (h) This Agreement and the rights hereunder may not be assigned by Company without the prior written consent of Consultant. This Agreement may not be assigned by Consultant, in whole of in part, without prior consent of Company. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

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          (i) In the event the Company breaches any covenant hereunder and the
Consultant is required to seek enforcement of this Agreement, the Company shall be responsible to reimburse the Consultant any and all legal fees and costs related to such enforcement action.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

PERFORMANCE HEALTH TECHNOLOGIES, INC.


/s/ Robert Prunetti
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Name: Robert Prunetti
Title: President and CEO


DAWSON JAMES SECURITIES


/s/ Albert J. Poliak
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Name:  Albert J. Poliak
Title: President










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